                                                                     EXHIBIT 5.2











                            January 23, 1995






                                                        (212) 701-3000




Varity Corporation
672 Delaware Avenue
Buffalo, New York  14209


          Re:  Varity Corporation
               Debt Securities
               ------------------

Dear Sirs:

          We have acted as special counsel to Varity Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), providing for the issuance of up to $100 million aggregate principal amount of the Company's Debt Securities (the "Debt Securities") to be issued under an indenture (the "Indenture") to be substantially in the form filed as an Exhibit to the Registration Statement.

          We advise you that, in our opinion, when the Registration Statement has become effective under the Act and the terms of the Debt Securities and of their issue and sale have been duly established and the Debt Securities have been duly authorized and upon the execution and delivery of the Indenture and execution and authentication of the Debt Securities in accordance with the Indenture and delivery to the purchasers thereof against payment therefor, the Debt Securities will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and related Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Cahill Gordon & Reindel